Form S-1

                             Registration Statement
                                      Under
                           The Securities Act of 1933

                             IPOConnection.com, Inc.
             (Exact name of registrant as specified in its charter)


         Washington State                 6211                        43-1868161
    (State or jurisdiction of      (Primary Standard Industrial     (I.R.S. Tax
  incorporation  or  organization)  Classification Code Number)  Identification)

                        7711 Carondelet Avenue, Ste. 900
                               St. Louis, MO 63105
                                  314-726-4777
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                             CT Corporations Systems
                           520 Pike Street, Ste. 2610
                                Seattle, WA 91801
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                   Copies to:
                               L. Steven Goldblatt
                      President and Chief Executive Officer
                        7711 Carondelet Avenue, Ste. 900
                               St. Louis, MO 63105
                                  314-726-4777

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement, approximately May 2, 2000.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933; check the following box. ( )

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ( )

If this form is a post-effective amendment filed pursuant to Rule 46(c) under the Securities Act, check the following box and list the Securities Act Registration of the earlier effective registration statement for the same offering. ( )

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ( )

                         CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to   Proposed Maximum Aggregate   Registration
be Registered                              Offering  Price (1)           Fee

Common Stock, $.01 par value per share      9,900,000                 $2,613.60


Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment, which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.


-----------------------
(1)  1,100,000 shares of common stock at $9 per share.

                             IPOCONNECTION.COM, INC.


     Information herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may an offer to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy or shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

     This is the Company's initial public offering and no public market currently exists for its shares. The Company expects that the public offering price will be between $7.00 and $9.00 per share. This price may not reflect the market price of the Company's shares after this offering.

                                  THE OFFERING

                                              Per  Share          Total
Public  Offering                              $9                  $9,900,000.00
Underwriting  Discount                        N/A                 N/A
Proceeds  to  IPOConnection.com                                   $9,750,000.00

     The Company expects the expenses of issuance and distribution to be approximately $150,000.

     The Company expects to deliver shares of common stock to purchasers after the effective date of the offering and after the close of the auction.

     The method of distribution being used in this offering differs somewhat from that traditionally employed in firm commitment underwritten public offerings. In particular, the public offering price and allocation of shares will be determined primarily by an auction process. A more detailed description of this process is included in "Plan of Distribution."

     The securities are being offered on a best efforts basis. The offer shall terminate no later than 30 days following the effective date of this registration statement, or earlier, at the election of the Company, if it has received offers to purchase the securities which are more than sufficient to purchase all of the shares being offered for sale hereby. Offers for less than 100 shares will not be accepted. All funds received in connection with this offering will be deposited in an escrow account with Chase Manhattan Bank.

     THIS OFFERING INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT.

SEE "RISK FACTORS' BEGINNING  ON  PAGE  4.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  THE DATE OF THIS PROSPECTUS IS MARCH 3, 2000.

     You should rely only on the information contained in this prospectus. The Company has not authorized anyone to provide you with the information different from that contained in this prospectus. The Company is offering to sell, and seeking offers to purchase, shares of the Company's common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the Company's common stock.

     ONLY RESIDENTS OF THOSE STATES IN WHICH THE SHARES HAVE BEEN QUALIFIED FOR SALE UNDER APPLICABLE SECURITIES OR BLUE SKY LAWS MAY PURCHASE SHARES IN THIS OFFERING. EACH POTENTIAL INVESTOR WILL BE REQUIRED TO EXECUTE A UNIVERSAL ORDER FORM WHICH, AMONG OTHER THINGS, REQUIRES THE POTENTIAL INVESTOR TO CERTIFY HIS OR HER STATE OF RESIDENCE. A POTENTIAL INVESTOR WHO IS A RESIDENT OF A STATE OTHER THAN A STATE IN WHICH THE SHARES HAVE BEEN QUALIFIED FOR SALE MAY REQUEST THAT THE COMPANY REGISTER THE SHARES IN THE STATE IN WHICH SUCH INVESTOR RESIDES. HOWEVER, THE COMPANY IS UNDER NO OBLIGATION TO DO SO, AND MAY REFUSE ANY SUCH REQUEST.



                                       ________________________

                                          TABLE OF CONTENTS
                                      _________________________

                                                                                      PAGE #
                                                                                      ------

Form S-1 Cover Sheet. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  i
Calculation of Registration Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . ii
IPOConnection.com, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .iii
Prospectus Summary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
The Offering. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Summary Financial and Operating Data   Income Statement Data. . . . . . . . . . . . . .  5
Balance Sheet Data. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Limited Operating History . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Operating Losses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Minimum Offering Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Dependence Upon Offering for Expansion. . . . . . . . . . . . . . . . . . . . . . . . .  6
Dependence on Stock Market. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Competition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Underwriting Liability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Government Regulation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Dilution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Determination of Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Availability of Broker/Dealer . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
Management of Growth. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
Dependency on Key Officers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
Network Interruptions and System Failures . . . . . . . . . . . . . . . . . . . . . . .  8
Failure to Modernize Systems. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
Recognition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
Lack of Public Market . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
Price of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
Shares Eligible for Future Sale . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
Voting Control. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
Authorized Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
Limitation of Directors' Liability. . . . . . . . . . . . . . . . . . . . . . . . . . . 11
Forward Looking Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
Dividend Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12


                                        v

Dilution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
Reverse of Dilution Under Certain Liquidation Situations. . . . . . . . . . . . . . . . 14
Selected Financial Data . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
Management's Discussion and Analysis of  Financial Condition and Results of Operations  14
Overview. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
Liquidity and Capital Resources . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
Fiscal Year Ended December 31, 1999 . . . . . . . . . . . . . . . . . . . . . . . . . . 16
Year 2000 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
Quantitative and Qualitative Disclosure About Market Risks. . . . . . . . . . . . . . . 16
Recent Accounting Pronouncements. . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
Dividend Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
Business of IPOConnection.com . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
Hidden Cost of a Traditional IPO. . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
Obstacles to Going Public . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
The IPOConnection.com Solution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
Marketing Strategy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
Cooperation with Retail Brokerage Firms . . . . . . . . . . . . . . . . . . . . . . . . 21
Investor Awareness. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
IPO Candidates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
Government Regulation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
Competition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
Trademarks. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
Facilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
Plan of Operation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
Compensation of Directors and Officers. . . . . . . . . . . . . . . . . . . . . . . . . 26
Election and Compensation of Directors. . . . . . . . . . . . . . . . . . . . . . . . . 27
Compensation Committee Interlocks and Insider Participation . . . . . . . . . . . . . . 27
Financial Position. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
Liquidity and Capital Resources . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
Management. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
Directors and Executive Officers. . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
Director Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
Executive Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
Security Ownership. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
Transactions with Related Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
Sale of Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
Employment Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
Public Relations and Advertising Services . . . . . . . . . . . . . . . . . . . . . . . 30


                                       vi

Stock Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
Company Offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
Description of Capital Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
Limitation of Directors' Liability. . . . . . . . . . . . . . . . . . . . . . . . . . . 32
Transfer Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
Shares Eligible for Future Sale . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
Plan of Distribution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
Validity of Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
More Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37

PROSPECTUS  SUMMARY

     The following summary information is qualified in its entirety by the detailed information and financial statements appearing elsewhere in this prospectus. See "Risk Factors" for a discussion of certain factors that should be considered in connection with an investment in the common stock offered hereby.

                                   THE COMPANY

     IPOConnection.com, Inc. (the "Company") was formed to provide specialized investment banking services to small and medium sized businesses. The primary business of the Company will be to provide businesses a cost effective, expedient, and efficient means of raising capital in the public markets through the use of Internet technology and the Dutch Auction process. Through the Company's web site, the investing public will have access to initial public offerings ("IPO's") that would probably not be available to them in a traditional IPO. Conducting the sale of securities in an IPO over the Internet through a Dutch Auction process will provide all investors access to shares in the IPO; speed the delivery of information; reduce the cost of disseminating the information; eliminate the advantage institutional investors have had in receiving shares in an IPO; and allow the market of investors to establish the offering price of the IPO. IPOConnection.com will assist a business interested in going public through an IPO to structure the transaction; prepare the business to go public; and market the offering through IPOConnection.com's web site and traditional mediums. The primary marketing of an offering through IPOConnection.com's web site will significantly reduce the marketing costs of an IPO, and since the securities may be sold directly to investors, the commissions and underwriting fees associated with an IPO will be reduced. In addition to bringing IPO's to market, the Company intends to become a clearinghouse for development stage companies seeking to raise capital in private placements that will only be available to accredited investors.

     The Company has recently commenced operations, including the creation of Its web site, www.IPOConnection.com. The Company's web site will provide information to investors about IPO's offered by the Company, the process of going public through an IPO, and private equity offerings. IPOConnection.com has commenced discussions with businesses that may be interested in going public through IPOConnection.com's auction process, or raise capital through its private placement web page. Before the Company can market the securities of one of these businesses in an IPO, it must obtain a broker/dealer license, or acquire or affiliate with an existing broker/dealer. The Company has entered into a strategic alliance with Kenny Securities Corporation for the purpose of offering initial public offerings, secondary offerings and private placements. However prior to becoming a licensed broker dealer the Company may receive consulting fees, finder's fees and registered principals may receive underwriting fees, but the Company cannot receive underwriting fees pursuant to NASD Conduct Rule 2420.

     The traditional process by which businesses raise capital in the public markets is inefficient and manipulated. Shares in IPO's are given to favored clients, usually large institutions, at prices substantially below the price the investing public is willing to pay. This closed system repeatedly rewards the favored clients, is unfair to the investing public, and diverts from the IPO company to the favored clients the substantial difference between the price the investing public is willing to pay and the discounted price the favored clients purchase the shares for. The true cost of the underwriting is the profit received by the favored clients, plus the marketing, legal expenses, and underwriters' fees. In many recent instances, this cost is more than the amount of money raised by the IPO company in the public offering. IPOConnection.com intends to eliminate the financial intermediaries, and take IPO opportunities directly to the investing public. The market of investors will be able to evaluate the merits of an IPO candidate, and attach a value to the IPO candidate's shares. This is the same analysis that every investor performs when purchasing shares of a company in the open market. The success of an offering will be partially dependent upon the IPO candidate's ability to gain widespread exposure through its contacts within its industry, and the resources it elects to devote to an IPO publicity campaign.

     IPOConnection.com will prepare a complete analysis of an IPO candidate's business to determine its suitability for an IPOConnection.com offering. IPOConnection.com will investigate the representations of the IPO Candidate's management in an attempt to verify its veracity, although IPOConnection.com will not warrant that management's representations are in fact true. IPOConnection.com will assist the IPO Candidate in preparing documents for the IPO. An IPOConnection.com offering will need to be registered with the SEC before becoming effective, and the closing of the offering. It is also anticipated that IPOConnection.com will assist the IPO candidates in this process. Fees will be charged for services rendered by IPOConnection.com in preparing the IPO candidate for its initial public offering, including legal fees, investor relation fees, consulting fees, but not commissions.

     The  directors  and  executive  officers  of  the  Company  are as follows:
Name                      Age      Position
-------------------       ---      --------
L. Steven Goldblatt       46       Chief Executive Officer and
President
Lloyd R. Abrams           46       Chairman and Chief Financial
Officer
Norman Berger             50       Director

     L. Steven Goldblatt has been the Chief Executive Officer, and President of the Company since its inception in December 30, 1999. Mr. Goldblatt received a Juris Doctorate from Stanford University School of Law, and has practiced law for the past 20 years. Mr. Goldblatt specializes in the practice of securities law. Mr. Goldblatt is a member of Kodner, Watkins, Muchnick & Dunne ("KWMD"), a law firm in St. Louis, Missouri. Mr. Goldblatt's employment by and legal advice to the Company is outside the course and scope of his employment by KWMD and KWMD disclaims any liability therefore. Mr. Goldblatt is Chairman of the Bar Association of Metropolitan St. Louis Securities Law Committee.

     Lloyd R. Abrams has been the Chairman and Chief Financial Officer of the Company since its inception in December, 1999. Mr. Abrams received a Juris Doctorate from Washington University School of Law, a Masters in Business Administration from Washington University Graduate Business School, and a Bachelors Degree in Civil Engineering from the University of Colorado School of Engineering. Mr. Abrams has been involved in a number of businesses, and sat on the boards of directors of companies both public and private.

     Norman Berger has been a board member of the Company since December 1999. Mr. Berger received a Bachelors Degree from the University of Missouri. Since 1997 Mr. Berger has been the President of Adamson Advertising.

     The Company's offices are located at 7711 Carondelet Avenue, Ste. 900, St. Louis, Missouri 63105. The telephone number is 314-726-4777.

                                    THE  OFFERING

Type  of  Security  Offered     Common  Stock

Common  Stock  offered          1,100,000  shares.

Offering  Price                 Estimated at $9.00 per share, but established by
                                auction  process,  as  described  herein. (2)

Common Stock to be outstanding
after  the  Offering            6,000,000  shares.

Dividend  policy                The Company does not anticipate paying dividends
                                on its capital stock in the foreseeable  future.

Use  of  proceeds               The Company expects to use the funds to obtain a
                                broker/dealer, to enhance its marketing and sales activities, and general corporate purposes, including working capital.
                                (See  "Use  of  Proceeds").

     Proposed  NASDAQ  National  Market  Symbol:  IPOC

     References to the "Company," or "IPOConnection.com" shall refer to IPOConnection.com, Inc.

     Except as otherwise noted, all information in this prospectus assumes no exercise of the Company's over-allotment option.

----------------------------
(2) The method of distribution being used by the company in this offering differs somewhat from that traditionally employed in firm commitment underwritten public offerings. In particular, the public offering price and allocation of shares will be determined primarily by an auction process conducted by the Company. A more detailed description of this process is included in "Plan of Distribution."

            SUMMARY FINANCIAL AND OPERATING DATAINCOME STATEMENT DATA

                                        Year Ended December 31, 1999
                                        --------------------------------
Revenue                                                                0
Marketing & sales expenses                                             0
Operating Income                                                       0
Net Income                                                             0
Net Income Per Share                                                   0
Shares Used to Compute per Share Data                          6,000,000

                               BALANCE SHEET DATA

                                  ACTUAL AS ADJUSTED   PRO FORMA (3)
                                  -------------------  -------------
Cash & Cash Equivalents           $10,000              $9,750,000
Working Capital                   $10,000              $9,750,000
Equipment, net                          0                       0
Total Assets                      $10,000              $9,750,000
Preferred Stock                         0                       0
Stockholders' Equity              $10,000              $9,750,000

                                  RISK FACTORS

     An investment in the Company is highly speculative and should be considered only by persons able to bear the economic risk of the investment for an indefinite period. Prospective investors should carefully consider the following risk factors relating to the Company and its operations. You should carefully consider the following risks and all other information contained in this prospectus before deciding to purchase common stock of the Company. Included is a discussion of each material risk that the Company has identified as of the date of this prospectus. However, additional risks and uncertainties not presently known to the Company, or that is deemed immaterial at this time, may also impair the Company's business operations. If any of the following risks actually occur, the Company's business, financial condition or operating results could suffer. If this occurs, the trading price of the Company's common stock could decline, and you could lose all or part of your investment in the Company's common stock.


----------------------
(3) Pro Forma balance sheet data reflects the As Adjusted data further adjusted to give effect to the sale of all of the Shares offered hereby and the payment of offering expenses estimated at $150,000.

LIMITED  OPERATING  HISTORY

     The Company was incorporated on December 30, 1999 and thus has no operating history. See "Selected Financial Data" and "Management's Discussion and Analysis of Results of Operations and Financial Condition." No assurance can be given that future revenues and profits will meet the Company's expectations, or that the Company will ever be able to operate profitably. The Company has a limited operating history and information, which will make it difficult for you to predict whether the Company will be successful. The Company is subject to the risks, expenses and uncertainties frequently encountered by companies in the new and rapidly evolving markets for Internet products and services. The Company may not be successful in addressing these risks or other risks it may face. If unable to address these risks adequately, the Company's business, results of operations, and operations and financial condition may suffer.

OPERATING  LOSSES

     As the Company increases its sales and marketing, significant general, administrative, and development expenses near term losses may arise. The Company does not currently generate any revenues, and no assurances can be made as to when, or if, sustained profitability will be achieved. Failure to become and remain profitable may materially and adversely affect the market price of the Company's common stock and its ability to raise capital and continue operations.

MINIMUM  OFFERING  AMOUNT

     The Company is offering 1,100,000 Shares for sale in this offering and there can be no assurance that all of the shares offered will be sold. In the event the Company does not receive offers for 1,100,000 shares, it shall have the right to cancel the offering, and return all funds, or reduce the number of shares sold in the offering to 500,000 shares. See "Plan of Distribution."

DEPENDENCE  UPON  OFFERING  FOR  EXPANSION

     The Company has embarked on an ambitious growth plan that requires the net proceeds from this offering. See "Use of Proceeds." If less than all of the shares offered are sold, the Company may have to delay or modify its plan. There can be no assurance that any delay or modification of the Company's plan would not adversely affect the Company's development. If the Company believes that insufficient funds have been received to implement its business plan, the Company reserves the right to cancel the offering, and return all funds submitted.

DEPENDENCE  ON  STOCK  MARKET

     The success of the Company is dependent upon continued viability of the equity market, and more specifically the demand for initial public offerings for development stage companies.

COMPETITION

     The investment banking business is very competitive. Many current and potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than the Company possesses. These competitors may be able to respond more quickly to new opportunities in the industry, and to devote greater resources to the development, promotion, and sale of their products and services than the Company can. The Company might not be able to compete successfully against its current or future competitors.

UNDERWRITING  LIABILITY

     Investment bankers/underwriters are subject to certain liabilities resulting from underwriting the sale of securities. The Company intends to purchase liability insurance, if available at reasonable rates, before selling securities for other parties. Part of an underwriter's responsibility is research and fact verification. Although the Company intends to be thorough and accurate in its review, it is possible that materially inaccurate statements could appear in the offering documentation for an IPO candidate, or that material information is omitted from such documentation. As a result of such events, it is possible that the Company could be held liable, or at least be the subject of claims of liability. The Company intends to utilize the services of independent auditors and lawyers to perform the research and verification process. If the Company were to be the subject of claims of liability, or in fact found liable, such fact could adversely impact the financial conditions and results of operations of the Company.

GOVERNMENT  REGULATION

     The sale of securities is regulated by both federal and state authorities. The Company will obtain all permits, and licenses required to operate its business, although there can be no assurance that the Company will not become subject to more restrictive regulations in the future.

DILUTION

     After deducting the estimated costs of the offering, each share offered hereby will experience immediate dilution of $7.37 or 82% percent in net tangible book value, based on the sale of 1,100,000 Shares.

DETERMINATION  OF  PURCHASE  PRICE

     The purchase price of the shares will be determined by the market of investors submitting offers for the shares in the offering, and does not necessarily bear any relationship to the Company's asset value, net worth or other established criteria of value. Each prospective investor should make an independent evaluation of the fairness of such price. See "Capitalization," "Dilution" and "Selected Financial Data."

AVAILABILITY  OF  BROKER/DEALER

     Only broker/dealers are legally able to sell securities of other companies. It is the intent of the Company to form a subsidiary that will be registered as a broker/dealer, to acquire an existing broker/dealer, or affiliate with an existing broker dealer for purposes of carrying out the Company's business plan. The Company has entered into an Investment Banking Services Agreement with Kenny Securities Corporation a broker/dealer licensed and in good standing with the Securities and Exchange Commission and the National Association of Securities Dealers. There can be no assurance that the Company will be able to offer such services through Kenny Securities at a reasonable cost, or within a reasonable period of time. The Company's failure to obtain a broker/dealer, become a licensed broker/ dealer, within a short period of time will result in the delay of the Company's first offering of another company's securities, and the inability of the Company to implement its business plan. Such an event could cause the Company's financial condition and results of operations to suffer.

MANAGEMENT  OF  GROWTH

     To implement the Company's business plan, the Company must expand its operations, financial systems, and personnel. The Company may be unable to hire and train sufficient personnel to manage the growth that may result from a successful offering, which would result in the Company being unable to capitalize the opportunity in the market, and might cause the Company's financial condition and results from operations to suffer.

DEPENDENCY  ON  KEY  OFFICERS

     The success of the Company depends on the continued services of its key officers, including Steven L. Goldblatt, it President and Chief Executive Officer, and Lloyd R. Abrams, its Vice President and Chief Information Officer. The loss of the knowledge and industry expertise of either of these officers could seriously impede the Company's success, and the Company's financial condition and results of operations could suffer.

NETWORK  INTERRUPTIONS  AND  SYSTEM  FAILURES

     The Company's business is dependent on the operation of the Internet, and the hardware and software of the Company's Internet service provider. Interruptions in the operation of the Internet or the Company's Internet service provider, may interfere with the Company's ability to sell securities over the Internet, and the financial condition and results of operations could suffer. The Company's business could also be adversely impacted by security problems, viruses, other forms of technological terrorism, and new government regulation of the Internet.

FAILURE  TO  MODERNIZE  SYSTEMS

     Failure of the Company to modernize its system as technological innovations appear may result in the Company not being able to compete with competitors offering similar services, and the financial conditions and results of operations could suffer. The cost of acquiring the latest technology in the rapidly evolving Internet industry could be costly, and could cause the Company's financial conditions and results from operations to suffer.

RECOGNITION

     The Company owns the Internet domain name "IPOConnection.com," and has registered its trade name with the United States Patent and Trade Mark as IPO Connection TM. The domain name is important because it allows visitors to locate our web site, and build brand recognition. Internet regulatory bodies regulate domain names. The regulation of domain names in the United State and in foreign countries is subject to change. Regulatory bodies could establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. As a result, the Company might not be able to acquire or maintain the "IPOConnection.com" name in all countries in which the Company desires to do business. Therefore, the Company might be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our trade name, and other proprietary rights. If this occurs, the Company's financial condition and results of operations could suffer. However, IPOConnection.com will take every reasonable measure including the filing of federal or state court litigation to prevent misuse or misappropriation of the Company's name.

LACK  OF  PUBLIC  MARKET

     The shares offered hereby will be registered with the Securities Exchange Commission pursuant to the Securities Act and Regulation S-1 promulgated thereunder and, as such, the shares purchased in the offering will be freely tradable under the Federal securities laws. However, the shares will be registered in only a limited number of states, and may not be sold or otherwise transferred to persons who are residents of any state in which the shares have not been registered, unless they are subsequently registered, or there exists an exemption from the applicable state's registration requirements with respect to such sale or transfer.

     Prior to the offering, there was no public trading market for the Company's common stock. Following the offering, the Company plans to facilitate trading of its common stock by listing the shares on the NASDAQ Small Cap Market with the proposed listing "IPOC." There is no guaranty that the shares will qualify for listing on NASDAQ or any of the exchanges, which would severely limit the sale of the shares.

     The Commission recently adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock, not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's common stock becomes subject to the penny stock rules, investors in this offering may find it more difficult to sell their shares.

PRICE  OF  SHARES

     Following the offering, the price at which the shares will trade may be extremely volatile. The public market may not agree with or accept the valuation determined in connection with the offering. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have affected the market prices for the securities of companies, particularly Internet companies. After the offering, the price of the shares may not be at or above the initial public offering price.

SHARES  ELIGIBLE  FOR  FUTURE  SALE

     Once a trading market develops for the common stock of the Company, the stockholders will have an opportunity to sell their stock for the first time. Approximately 4,000,000 shares will become eligible for sale in the public market within six months from the date of this prospectus.
No prediction can be made as to the effect, if any, that future sales of the above described outstanding common stock, or the availability of such common stock for sale, will have on the market price prevailing from time to time. Sales of substantial amounts of such common stock in the public market, or the perception that such sales may occur, could adversely affect the then prevailing market price.

VOTING  CONTROL

     Stockholders of the Company are not entitled to cumulative voting rights. Consequently, the elections of directors and all other matters requiring stockholder approval will be decided by majority vote except as otherwise provided by law. Assuming all of the shares offered hereby are sold, after the offering Mr. Goldblatt will own 36.3% of the outstanding common stock, and Mr. Abrams will own 36.3% of the outstanding Common Stock. Thus, Mr. Goldblatt and Mr. Abrams will be in a position to substantially control the election of the Board of Directors of the Company and the management and policies of the Company. See "Security Ownership."

AUTHORIZED  STOCK

     The Board of Directors of the Company has the authority to issue up to 5,000,000 shares of "blank check" preferred stock with such designations, rights and preferences as may be determined by the Board of Directors. Accordingly, the Board of Directors of the Company is empowered, without further shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's common stock. Certain companies have used the issuance of preferred stock as an anti-takeover device and the Board of Directors could, without further shareholder approval, issue preferred stock as an anti-takeover device, and the Board of Directors could, without further shareholder approval, issue preferred stock with certain rights that could discourage an attempt to obtain control of the Company in a transaction not approved by the Board of Directors. The Board of Directors of the Company also has authority to issue up to 11,000,000 shares of common stock. See "Description of Capital Stock."

LIMITATION  OF  DIRECTORS'  LIABILITY

     The By-laws of the Company provide that a director of the Company will not be personally liable for monetary damages to the Company or its stockholders for breaches of its fiduciary duty as a director, unless the director acted in bad faith, knowingly or intentionally violated the law, personally gained a financial profit or other advantage to which the director was not entitled, or violated federal securities law.

                           FORWARD LOOKING STATEMENTS

     This prospectus contains "forward looking statements." These statements may include statements regarding: the Company's business plan; plans for hiring additional personnel; acquiring a broker/dealer; adequacy of anticipated sources of funds, including the proceeds from this offering; and other statements regarding the plans of the Company, and its objectives, expectations, and intentions contained in this prospectus that are not historical facts. When used in this prospectus, the word "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," and similar expressions are generally intended to identify forward looking statements. Because these forward looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by these forward looking statements for a number of reasons, including those discussed under "Risk Factors" and elsewhere in this prospectus. Following the offering, the Company assumes no obligation to update any forward looking statements contained in this prospectus.

                                 USE OF PROCEEDS

     The estimated net proceeds to the Company from the sale of the shares, after deduction of estimated offering expenses, will be $9,750,000 if all of the shares offered are sold at $9.00 per share and $7,550,000 if the shares are sold at $7.00 per share.

     The following table sets forth the Company's anticipated use of proceeds at each level of shares sold. Depending on the number of shares sold, and the price at which the shares are sold, the amounts available for promotion, advertising and salaries would be reduced.

                                         Shares sold    Shares sold   Shares sold
                                         9 per share    $8 per share  $7 per share
                                         -----------    ------------  ------------
Estimated Gross Proceeds from Offering   $9,900,000     $8,800,000    $7,700,000

Less: Offering expenses                   ($150,000)     ($150,000)    ($150,000)

Estimated Net Proceeds from Offering     $9,750,000     $8,650,000    $7,550,000

     The Company intends to use the net proceeds of the offering for the purpose of forming a broker/dealer, or acquiring an existing broker/dealer, and for general corporate purposes, including obtaining listing on a stock exchange, working capital and expansion of sales, marketing, and operations personnel. The amounts actually expended for such working capital purposes may vary significantly and will depend on a number of factors, including the amount of future revenues and the other factors described under "Risk Factors." Accordingly, the timing and exact amounts of operating expenditures have not been determined at this time. Pending use of these funds, the Company intends to invest the proceeds in short term, investment grade, interest-bearing investments. The Company anticipates that proceeds from the offering should be sufficient to allow the Company to continue operating for the foreseeable future. The anticipated offering expenses will consist of legal and accounting expenses, registration and "Blue Sky" fees, printing costs, document delivery costs, order fulfillment, transfer agent fees, and similar costs. The Company also plans to use offering expenses to purchase a directors' and officers' liability policy for the Company's officers and directors providing coverage in an amount not less than $10 million. The availability and cost of such coverage is unknown.

                                 DIVIDEND POLICY

     The Company has never paid dividends and does not anticipate paying dividends in the foreseeable future. See "Dividend Policy."

                                 CAPITALIZATION

     The following table shows the capitalization of the Company as of December 31, 1999, on an actual basis, and on a pro forma basis giving further effect to the offering (assuming 1,100,000 shares offered hereby are sold at the estimated price of $9.00 per share and the payment of offering expenses estimated at $150,000). The table does not reflect shares of common stock subject to options, as there are none outstanding under the Company's stock option plan.

                                                        December  31,  1999
                                                        --------------------
                                                         Actual   Pro Forma
                                                        --------  ----------
Stockholders' Equity:

Common stock, $.01 par value, 10,000,000
  shares authorized; 1,000,000 issued and outstanding,
  actual, and 6,000,000 issued and outstanding,
  pro forma                                              $10,000  $   60,000

Additional paid-in capital                                        $9,739,000

Total stockholder Equity                                 $10,000  $9,799,000

     See "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and Notes thereto included in this prospectus.

                                    DILUTION

     The Company was initially capitalized by a sale of common stock to its founders, Lloyd Abrams and L. Steven Goldblatt. Prior to the close of the offering, the Company will complete a private placement of common stock. The founders and directors will purchase additional shares in the private placement. The following table sets forth the difference between the Company's founders, first round private investors, and purchasers of the shares in this offering with respect to the number of shares purchased from the Company, the total consideration paid and the average price per share paid. The table assumes all of the shares offered hereby are sold.

                         Shares Issued  Total Consideration  Average Share Price
                         -------------  -------------------  -------------------

Founder (4)              4,900,000      $            49,000  $               .01
New Investors            1,100,000      $         9,900,000  $              9.00
       Total             6,000,000      $         9,949,000

     Assuming  all of the shares offered in the offering are sold, there will be

----------------
(4) Specifically, the founders purchased 1,000 shares at $.01 per share in December 0f 1999, and the founders and directors will purchase 3,999,000 shares share prior to the close of this offering.

an immediate dilution of $7.34 per share to investors purchasing shares at the estimated offering price. For this purpose, dilution per share represents the difference between the price to be paid by new stockholders and the net tangible book value per share as of December 31, 1999, as adjusted to give effect to the offering. Net tangible book value per share represents the amount of total tangible assets less total liabilities, divided by the number of shares outstanding. The following table illustrates such dilution:

Estimated  Offering  Price                                                 $9.00

Net tangible book value per share as of December 31, 1999                  $1.66

Per  share  dilution  to  new  investors                                   $7.34

After deduction of the assumed expenses of $150,000                        $7.37


REVERSE  OF  DILUTION  UNDER  CERTAIN  LIQUIDATION  SITUATIONS

     In the event the Company is unable to obtain a broker/dealer, or affiliate with a broker/dealer, within twelve months from this offering (thus, the Company is unable to implement the Company's business plan), and the Company's board of directors determines that it is in the shareholders' best interest to liquidate the Company, the founders and directors of the Company will sell their shares back to the Company for their cost, $.01 per share, pursuant to written agreements entered into with the Company. The effect of the sale of the founders' and directors' shares back to the Company for cost will eliminate the dilution in the net tangible book value experienced by shareholders purchasing shares in this offering.

SELECTED  FINANCIAL  DATA

     The selected financial data of the Company set forth below as of December 31, 1999 is derived from financial statements of the Company audited by Rubin, Brown, Gornstein & Company, independent public accountants, which are included elsewhere in this prospectus. Pro forma data gives effect to the successful completion of the offering of securities as described in this prospectus. The data should be read in conjunction with the Financial Statements and the Notes thereto, and with Management's Discussion and Analysis of Financial Condition and Results of Operations appearing elsewhere in this prospectus.

MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OF
FINANCIAL  CONDITION  AND  RESULTS  OF  OPERATIONS

     You should read the following discussion and analysis in conjunction with the financial statements and related notes included elsewhere in this prospectus. Except for historical information, the discussion in this prospectus contains certain forward looking statements that involve risks and uncertainties. The principal factors that could cause or contribute to differences in the Company's actual results are discussed in the section titled "Risk Factors."

OVERVIEW

     IPOConnection.com, Inc. (the "Company") was formed in December 1999 to provide specialized investment banking services to small and medium sized businesses. The primary business of the Company will be to provide businesses a cost effective, expedient, and efficient means of raising capital in the public markets through the use of Internet technology and the Dutch Auction process. Through the Company's web site, the investing public will have access to initial public offerings ("IPO's") that would probably not be available to them in a traditional IPO. Conducting the sale of securities in an IPO over the Internet through a Dutch Auction process will provide all investors access to shares in the IPO; speed the delivery of information; reduce the cost of disseminating the information; eliminate the advantage institutional investors have had in receiving shares in an IPO; and allow the market of investors to establish the offering price of the IPO. IPOConnection.com will assist a business interested in going public through an IPO to structure the transaction; prepare the business to go public; and market the offering through IPOConnection.com's web site and traditional mediums. The primary marketing of an offering through IPOConnection.com's web site will significantly reduce the marketing costs of an IPO, and since the securities may be sold directly to investors, the commissions and underwriting fees associated with an IPO will be reduced. In addition to bringing IPO's to market, the Company intends to become a clearing house for development stage companies seeking to raise capital in private placements that will only be available to accredited investors.

     The Company has recently commenced operations, including the creation of its web site, www.IPOConnection.com. The Company's web site will provide information to investors about IPO's offered by the Company, the process of going public through an IPO, and private equity offerings. IPOConnection.com has commenced discussions with businesses that may be interested in going public through IPOConnection.com's auction process, or raise capital through its private placement web page. Before the Company can market the securities of one of these businesses in an IPO, it must obtain a broker/dealer license, or acquire or affiliate with an existing broker/dealer. The Company has entered into an Investment Banking Services Agreement with Kenny Securities Corporation headquartered in St. Louis for its first eight offering of another company's securities. However there can be no assurance that the Company can immediately proceed with an offering of securities of another company.

LIQUIDITY  AND  CAPITAL  RESOURCES

     Since the inception, the Company's operations have been funded by the Company's founders, and the contribution of their services. In December 1999 the Company sold 1,000,000 shares of common stock to its founders for $10,000. The Company anticipates that its working capital, along with the additional sale of 3,900,000 shares of common stock to its founders and directors will be sufficient to meet the Company's cash requirements for working capital and capital expenditures through the completion of this offering. Should this offering not close, the Company would alter its expenditures appropriately, such that its currently available funds would be sufficient for the Company to continue as a going concern until the Company was able to raise funds through an alternative means. If additional funds are raised through the issuance of equity, equity related or debt securities, such securities may have rights, preferences or privileges senior to those of the rights of the common stock, and common stockholders may experience additional dilution. The Company cannot be certain that such additional financing will be available on favorable terms, or at all. If additional financing is not available when required, or is not available on acceptable terms, the Company may be unable to continue operations as a going concern. In addition, the Company may be unable to take advantage of business opportunities, or to respond to competitive pressures. Any of these events could harm the Company's financial condition and results of operations.

     The Company has a limited operating history, and to date has not generated any revenues. No assurance can be given that future revenues and profits will meet the Company's expectations or that the Company will ever be able to operate profitably. The Company has a limited operating history and information, which will make it difficult for you to predict whether the Company will be successful. The Company is subject to the risks, expenses and uncertainties frequently encountered by companies in the new and rapidly evolving markets for Internet products and services. The Company may not be successful in addressing these risks or other risks it may face. If unable to address these risks adequately, the Company's business, results of operations, and operations and financial condition may suffer.

     As the Company increases its sales and marketing, significant general, administrative, and development expenses near term losses may arise. The Company does not currently generate any revenues, and no assurances can be made as to when, or if, sustained profitability will be achieved. Failure to become and remain profitable may materially and adversely affect the market price of the Company's common stock and its ability to raise capital and continue operations.

FISCAL  YEAR  ENDED  DECEMBER  31,  1999

     Revenues.  The  Company  generated  no  revenues  in  1999.

     Expenses. The Company incurred no expenses in 1999. The Company has not commenced its sales and marketing programs, as its web site was in its development stage during 1999. Similarly, the Company incurred no general and administrative expenses during 1999. The Company's founders worked without compensation during this period, and contributed the Company's web site domain name, www.IPOConnection.com.
       ---------------------

YEAR  2000

     The Company will not commence operations until after the 1st of January 2000. Therefore, the Company does not expect any disruptions to its business as a result of problems that may arise as a result of computer systems misinterpreting the year change. The Company does not expect to spend any funds to address the Y2K problem.

QUANTITATIVE  AND  QUALITATIVE  DISCLOSURE  ABOUT  MARKET  RISKS

     The Company has no derivative financial instruments or derivative commodity instruments in its cash and cash equivalents and investments. The Company's cash and cash equivalents are invested in short-term, interest-bearing grade securities, and the Company anticipates investing the net proceeds from this offering in similar investment grade investments pending their use as described in this prospectus. See "Use of Proceeds." All of the Company's transactions are conducted, and its accounts are denominated, in United States dollars. Accordingly, the Company is not exposed to significant foreign currency risk.

RECENT  ACCOUNTING  PRONOUNCEMENTS

     In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contract, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measures those instruments at fair value. Pursuant to SFAS No. 137, Account for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133, SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. SFAS No. 133 is not expected to have a material impact on the Company's financial statements.

     In March 1998, the American Institute of Certified Public Accountants issued Statement of Position (SOP) 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. SOP 98-1 requires computer software costs associated with internal use software to be charged to operations as incurred until certain capitalization criteria are met.
SOP 98-1 is effective beginning January 1, 1999. The adoption of this statement did not have a material impact on the Company's financial position or results of operations.

DIVIDEND  POLICY

     The Company has never paid dividends, and does not expect to pay dividends in the foreseeable future.

BUSINESS  OF  IPOCONNECTION.COM

     IPOConnection.com, Inc. (the "Company") was formed to provide specialized investment banking services to small and medium sized businesses. The primary business of the Company will be to provide businesses a cost effective, expedient, and efficient means of raising capital in the public markets through the use of Internet technology and the Dutch Auction process. Through the Company's web site, the investing public will have access to initial public offerings ("IPO's") that would probably not be available to them in a traditional IPO. Conducting the sale of securities in an IPO over the Internet through a Dutch Auction process will provide all investors access to shares in the IPO; speed the delivery of information; reduce the cost of disseminating the information; eliminate the advantage institutional investors have had in receiving shares in an IPO; and allow the market of investors to establish the offering price of the IPO. IPOConnection.com will assist a business interested in going public through an IPO to structure the transaction; prepare the business to go public; and market the offering through IPOConnection.com's web site and traditional mediums. The primary marketing of an offering through IPOConnection.com's web site will significantly reduce the marketing costs of an IPO, and since the securities may be sold directly to investors, the commissions and underwriting fees associated with an IPO will be reduced. In addition to bringing IPO's to market, the Company intends to become a clearinghouse for development stage companies seeking to raise capital in private placements that will only be available to accredited investors.

     The Company has recently commenced operations, including the creation of its web site, www.IPOConnection.com. The Company's web site will provide information to investors about IPO's offered by the Company, the process of going public through an IPO, and private equity offerings. IPOConnection.com has commenced discussions with businesses that may be interested in going public through IPOConnection.com's auction process, or raise capital through its private placement web page. Management's ability to generate revenues is dependent on its access to a broker/dealer, acquisition, or affiliation with an existing broker/dealer. The Company has entered into an Investment Banking Services Agreement with Kenny Securities Corporation of St. Louis, Missouri. See Appendix A. As a result, the Company will immediately offer investment banking services through Kenny Securities Corporation to potential issuers. However, there can be no assurance that Kenny Securities Corporation can accomplish such tasks at a reasonable cost, or within a reasonable period of time. The Company's failure to acquire a broker/dealer and qualify as a broker/dealer with the National Association of Securities Dealers and Securities and Exchange Commission within a short period of time may result in the delay of the Company's first offering of another company's securities. Such an event will cause the Company's financial condition and results of operations to suffer.

HIDDEN  COST  OF  A  TRADITIONAL  IPO

     The traditional process by which businesses raise capital in the public markets is inefficient and manipulated. Shares in IPO's are given to favored clients, usually large institutions, at prices substantially below the price the investing public is willing to pay. This is not only unfair to the investing public, but the substantial difference between the price that shares are sold to the favored clients for and the price that the investing public pays once the shares start trading goes into the pockets of the favored clients, rather than to the IPO company. The true cost of the underwriting is the profit received by the favored clients, plus the marketing, legal expenses, and underwriters' fees. A recent "Wall Street Journal" article regarding the IPO of VA Linux stated, "While the IPO netted a mere $132 million for the company, $1.2 billion fell into the pockets of somebody somehow selected by the underwriters." IPOConnection.com intends to eliminate the financial intermediaries, and take IPO opportunities directly to the investing public. The market of investors will evaluate the merits of an IPO candidate, and attach a value to the IPO candidate's shares, the same way every investor does when purchasing shares of a company in the open market. The success of an offering will be partially dependent upon the IPO candidate's ability to gain widespread exposure through its contacts in its industry and the resources it elects to devote to a publicity campaign.

OBSTACLES  TO  GOING  PUBLIC

     A major determinant in which companies go public, and how successful their offerings are, is the investment bank. The investment bank's perception of a company's business, and the ability of the investment bank to sell the shares to institutional investors at prices that will allow them to "flip" their shares immediately in the aftermarket determines the level of the investment bank's interest. Their decision to take a company public is not necessarily dependent upon the merit of a company's business, or the level of retail investor interest. IPOConnection.com provides a democratic and merit-based method allowing companies to raise capital through an IPO. The demand for shares in the public market of investors will determine the price that a company is able to sell shares.

THE  IPOCONNECTION.COM  SOLUTION

     IPOConnection.com will remove almost all barriers for a company going public through an IPO. The Internet and the age of information facilitate the dissemination of information on a broad, open, and democratic basis, at a low cost. The public makes investment decisions based on information. In the past investment banks, large financial institutions, and analysts have attempted to keep information tightly controlled. These entities insist that companies have private investment conferences, conveying information to them before the general public has access. Now, this information is readily, and inexpensively, available to everyone with access to the Internet. Traditional investment banks will be slow to seize the opportunity presented by the Internet because they are run by high-priced investment bankers, who are no longer necessary, and they will be unable to continue offering information to large institutional clients on a selective basis.

     IPOConnection.com's web site, www.IPOConnection.com, will provide companies
                                   ---------------------
and the investing public the forum to purchase shares in exciting companies creating first time public investment opportunities. All investors will have equal access to the offerings, in virtually unlimited quantities. In most traditional IPO's, those investors fortunate enough to receive shares, will only be allocated 50 or 100 shares in an IPO. In an IPOConnection.com offering, an investor is able to purchase almost any quantity of shares desired, so long as the investor's offer exceeds the offering price established by the Dutch Auction process. The largest financial institutions will need to submit offers to purchase shares in exactly the same manner as the smallest investor.

     Companies looking to raise capital through an IPO will be attracted to IPOConnection.com's auction because the underwriting fees and offering expenses will be significantly lower than through a traditional IPO. Most important, the large discount to the price that the public market is willing to pay will no longer go into the pockets of the favored clients of the investment bankers. IPOConnection.com's private placement web page will create a marketplace for development stage companies to raise capital through the sale of unregistered securities to accredited investors. IPOConnection.com will also offer investment banking advisory services, research and fact verification, document preparation assistance, and public relations/investor relations help.

     The  services offered by the Company are more specifically described below:

     Investment  Banking  Advisory  Services:  Companies  interested  in raising
     ---------------------------------------
     capital through an IPO are often not familiar with the capital markets and securities regulations. IPOConnection.com will review a company's business, operations, and financial information, and provide the company with advice concerning the efficacy of a public offering, potential pricing, as well as the advantages and disadvantages of becoming a public company.

     Research  and  Fact  Verification:  The  prospectus  for  an  IPO  requires
     ---------------------------------
     extensive disclosure on a company's business, and the industry in which it operates. IPOConnection.com will assist the company in assembling the necessary information, and verifying its accuracy. In addition to utilizing IPOConnection.com's personnel, outside auditors and lawyers will be engaged to assist in the process and reduce potential liability from errors or omissions in the process.

     Document  Preparation:  IPOConnection.com will offer its clients assistance
     ---------------------
     in preparing the offering documents required to effect its IPO. Through its own employees, and law and accounting firms associated with IPOConnection.com, IPOConnection.com will offer fixed fee arrangements for its clients. IPOConnection.com believes that it will be able to offer these services to its clients at prices lower than that which they will be able to obtain from most professional service firms, and the clients will be more comfortable having fixed bids for these services.

     Promotional  and  Publicity  Services:  IPOConnection.com  will  offer  its
     -------------------------------------
     clients assistance in preparing and implementing its promotional and publicity campaigns. Through its own employees, and advertising and public relations firms associated with IPOConnection.com, IPOConnection.com will offer fixed fee arrangements for its clients. IPOConnection.com believes that it will be able to offer these services to its clients at prices lower than that which they will be able to obtain from most professional service firms, and will be more comfortable having fixed bids for these services. IPOConnection.com may engage Adamson Advertising of St. Louis, Missouri to assist in providing promotion and public relations services. Norman Berger, a director of the Company, is president and principal owner of Adamson Advertising. IPOConnection.com believes that a substantial amount of publicity will be available to all of its clients through IPOConnection. com's web site, www.IPOConnection.com. There will be no charge to
                        ---------------------
     IPOConnection.com's clients for this publicity, other than IPOConnection. com's standard underwriting fee. IPOConnection.com will provide its clients with access to IPOConnection.com's proprietary e-mail and mailing lists for the purpose of promoting its IPO's. IPOConnection.com believes that these lists will have significant value, and will enhance the success of an offering.

MARKETING  STRATEGY

COOPERATION  WITH  RETAIL  BROKERAGE  FIRMS

     IPOConnection.com intends to establish agreements with any retail brokerage firms interested in selling IPOConnection.com offering to its clients. This could provide IPOConnection.com with a retail sales force numbering in the thousands, without any fixed costs or overhead. A traditional initial public offering is only available to the clients of the underwriter, and co-underwriters. Since IPOConnection.com maintains a perfectly democratic philosophy, whereby IPO's are available to all investors, IPOConnection.com will not limit the number of brokerage firms that can sell IPOConnection.com offerings.

INVESTOR  AWARENESS

     The primary means of contact with the investing public is intended to be IPOConnection.com's web site, www.IPOConnection.com. Initially,
                                 ---------------------
IPOConnection.com intends to utilize conventional public relations and advertising mediums to educate investors about the products and services that IPOConnection.com offers. Once IPOConnection.com begins offerings for other companies, the primary means of publicizing IPOConnection.com's web site, www.IPOConnection.com, will be through each offering company's promotion and
      ---------------
public relations efforts. IPOConnection.com will benefit from the publicity generated by these offerings at no cost to IPOConnection.com. IPOConnection.com intends to assemble and maintain an extensive database of investors that have visited IPOConnection.com's web site, and registered to receive information regarding IPOConnection.com offerings. Investors will be contacted by e-mail of an IPOConnection.com offering. This is a very cost efficient means of reaching a targeted and pre-qualified market of investors.

IPO  CANDIDATES

     IPOConnection.com intends to utilize traditional public relations methods, its own web site, www.IPOConnection.com, and conventional advertising to educate corporate executives of the products and services offered by IPOConnection.com. IPOConnection.com's efforts to reach retail investors will simultaneously increase awareness among potential IPO candidates. Many potential investors for IPOConnection.com offerings either run potential IPO candidates, or work for them. IPOConnection.com will also create close relationships with investment bankers and investment advisors with clients who would be potential IPO candidates.

GOVERNMENT  REGULATION

     The issuance of securities is subject to substantial federal and state regulation. The issuance of securities is governed by the Securities Act and the Exchange act. The Securities Act requires that issuers of securities obtain registration of their securities with the Commission before they may be sold.

     The Company anticipates that the vast majority of its clients' offerings will be conducted under Regulation A, through the registration of the offering on Form SB-2, or through traditional registration on Form S-1. For a registered offering, the issuer must file a registration statement containing a proposed form of prospectus for review by the Commission. If the Commission deems that the registration statement satisfies the requirements of the Securities Act, the Commission will declare the registration statement effective. For an offering under Regulation A, the issuer must file an offering statement with the Commission and obtain qualification of that offering before sales of the securities may be made. This procedure is similar in most respects to the registration process.

     Once registration or qualification of an offering is obtained, a business may sell shares of its securities, provided that a prospectus offering circular in a form approved by the Commission is provided prior to or at the time of sale. In October 1995, the Commission issued guidelines permitting electronic distribution of prospectuses and sales material through the Internet. The trading of securities is also subject to substantial regulation by the Commission. The Commission has issued a no-action letter concerning Internet securities trading through electronic bulletin boards in June of 1996, and another allowing certain private placements via the Internet. The first Internet public offering appeared in 1996. Subsequently, a no-action letter expanded the scope of Internet offerings and after-market trading.

     The sale of securities is also subject to extensive regulation by the states. These laws, commonly referred to as "Blue Sky" laws, generally require that offers or sales conducted in those states must be first registered or qualified with the state securities regulatory agency. As is the case with the Securities Exchange Commission, many state regulatory agencies have implemented new rules designed to facilitate equity offerings. These include adoption of the Small Company Offering Registration ("SCOR") for securities offerings under $1 million and coordinated and regional equity reviews, where reviews of multi-state offerings are coordinated by the regulatory agency in one state rather than multiple jurisdictions. Compliance with the various Blue Sky laws can still prove expensive and time consuming, however.

     As registered broker/dealers, IPOConnection.com's subsidiary would be required to comply with certain laws and regulations. Much of the regulation of broker/dealers has been delegated to self-regulatory organizations, principally the NASD. These self-regulatory organizations adopt rules, subject to approval by the SEC, that govern the industry and will conduct periodic examinations of their operations. Securities firms are also subject to regulation by state securities administrators in those states in which they conduct business.

     Broker/dealers are subject to regulations covering all aspects of the securities business, including sales methods, trade practices among broker/dealers, use and safekeeping of customers' funds and securities, capital structure, record keeping, and the conduct of directors, officers and employees. Broker/dealers are required to comply with many complex laws and rules. Additional legislation, changes in rules promulgated by the SEC, the NASD, the Board of Governors of the Federal Reserve System, the various stock exchanges, and other self-regulatory organizations, or changes in the interpretation or enforcement of existing laws and rules, may directly affect the mode of operation and profitability of broker/dealers. The SEC, the NASD or other self-regulatory organizations, and state securities commissions may conduct administrative proceedings which can result in censure, fine, the issuance of cease-and-desist orders, or the suspension or expulsion of a broker/dealer or any of its officer or employees. Broker/dealers are also subject to periodic examinations by the NASD, SEC, and states in which they are licensed. These examinations can focus on a particular area of a firm's business, or they can cover the entire range of a firm's products and operations. These examinations can result in disciplinary actions such as fines, suspension or expulsion of personnel, or the withdrawal of certain products or services that a firm can offer its customers.

     IPOConnection.com's ability to comply with all applicable laws and rules is dependent in large part upon the establishment and maintenance of a compliance system reasonably designed to ensure such compliance, and IPOConnection.com's ability to attract and retain qualified compliance personnel. The principal purpose of regulation and discipline of broker/dealers is the protection of customers and securities markets, rather than protection of creditors and stockholders of broker/dealers. IPOConnection.com could, in the future, be subjected to disciplinary or other actions due to a claimed noncompliance, which could have a material adverse effect on the Company's business, financial condition, and operating results.

     All marketing activities by IPOConnection.com's planned broker/dealer business will be regulated by the NASD. The NASD can impose certain penalties, including censure, fine, suspension of all advertising, the issuance of cease-and-desist orders, or the suspension or expulsion of a broker/dealer or any of its officer or employees for violations of the NASD's advertising regulations. If IPOConnection.com were to engage in soliciting orders from its customers and making investment recommendations, it would become subject to additional rules and regulations governing, among other things, the suitability of recommendations to customers and sales practices.

     The Company may be required to comply with record keeping, data processing, and other regulatory requirements as a result of proposed federal legislation or otherwise, and the Company may be subject to additional regulation as the market for online commerce evolves. Because of the growth in electronic commerce, and federal or state authorities could enact laws, rules, or regulations affecting the Company's business or operations. The Company also may be subject to federal, state, and foreign transmitter laws and state and foreign sales and use tax laws. If enacted or deemed applicable to the Company, such laws, rules or regulations could be imposed on the Company's activities or its business, thereby rendering the Company's business or operation more costly or burdensome, less efficient or even impossible, any of which could have a material adverse effect on the Company's business, financial condition, and operating results.

COMPETITION

     The market for Internet-based information and services is new, intensely competitive, and subject to rapid technological change. Services similar to those to be offered by the Company are provided in whole, or in part, by other companies, and as the success of securities offering over the Internet, with or without the Dutch Auction process, becomes established, more competitors will appear. The most significant competitor to date utilizing the Dutch Auction process is Wit Capital. The Company believes that competition for its services is based on service, price, reputation, and the success of its prior offerings.

     Many of the Company's expected competitors have longer operating histories and significantly greater financial, technical, and marketing resources. The general financial success of companies within the securities industry has strengthened existing competitors, and such success will attract new competitors to the industry.

     An increase in competition, or the failure of the Company to capture an adequate market share, could cause the Company to sustain significant losses and would have a material adverse effect on the Company's financial results.

TRADEMARKS

     IPOConnection.com believes that its trade name has significant value, and will be important to the marketing of its services and products. The Company has no patents, and relies primarily on copyright, trade secret, and trademark law to protect its business. The Company is the owner of the registered trademark "IPO Connection."

EMPLOYEES

     The Company employs two people full time. The Company is currently seeking, and intends to hire, additional employees. The Company's success will be dependent to a large degree on its ability to retain the services of its existing executive officers and to attract, train, and retain qualified additional personnel. None of the Company's employees are subject to collective bargaining agreements or are represented by a union. The Company intends to have signed employment and nondisclosure agreement with each employee.

FACILITIES

     The Company's officers are located in a leased facility in Clayton, Missouri, within the offices of Adamson Advertising under a month-to-month arrangement. The current annual rental expense is $500 per month commencing March 1, 2000. Additional space will be required as our business expands and will be available on acceptable terms.

LEGAL  PROCEEDINGS

     The  Company  is  not  currently  a  party  to  any  legal  proceedings.

PLAN  OF  OPERATION

     The following discussion concerning the plan of operation of the Company contains forward-looking statements which involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this prospectus.

     The Company intends to provide various business and financial services. To date, the Company has operated in a startup phase, developing its business, receiving almost all of its capital from borrowing funds from its founders. Future revenues are expected to derive primarily from fees for services, including preparing business plans, assisting clients with preparing the clients' public and private offerings, and underwriting fees from offerings on the Internet. Additional revenues may come from accrued interest, equity positions in client companies, merger and acquisition activity. The Company may elect to receive revenue in the form of stock in companies that it takes public.

     To date, the Company's operations have been concentrated on developing its web site, www.IPOConnection.com. The Company expects operating expenses to
            ---------------------
increase during the next six months, and may incur net operating losses during this period. Management's ability to generate revenues is dependent on its access to a broker/dealer, acquisition, or affiliation with an existing broker/dealer. The Company has entered into an Investment Banking Services Agreement with Kenny Securities Corporation of St. Louis, Missouri. See Appendix A. As a result, the Company will immediately offer investment banking services through Kenny Securities Corporation to potential issuers. However, there can be no assurance that Kenny Securities Corporation can accomplish such tasks at a reasonable cost, or within a reasonable period of time. The Company's failure to acquire a broker/dealer and qualify as a broker/dealer with the NASD and SEC, within a short period of time, may result in the delay of the Company's first offering of another company's securities. Such an event will cause the Company's financial condition and results of operations to suffer.

     The Company may enter into strategic business alliances and gain access to specialized services by issuing stock rather than expending operating capital, though no such actions are currently planned. Mergers and acquisitions such as these could internalize certain external costs associated with the Company's services, though there is no guarantee that such savings would occur.

     The Company believes that the cash proceeds from this offering will be sufficient to meet its operational cash requirement for the next thirty-six (36) months, and it will not be necessary to raise additional funds with the next thirty-six (36) months. If the amount actually received by the Company is significantly less than the estimated proceeds from the Offering, management believes that it can continue operations for the foreseeable future, but will not be able to expand its business as projected. If this Offering is not completed, the Company will seek other means of raising capital to continue operations of the Company. The Company does not expect to seek loan financing of any kind for the foreseeable future.

REPORTS

     The Company has not prepared, nor had prepared on its behalf, any engineering, management, or similar reports for external use in connection with the offering.

DIRECTORS

     The  directors  and  executive  officers  of  the  Company  are as follows:

Name                   Age    Position
-----                  ---    --------
L. Steven Goldblatt     46    Chief Executive Officer and
President
Lloyd R. Abrams         46    Chairman and Chief Financial
Officer
Norman Berger           50    Director

     L. Steven Goldblatt has been the Chief Executive Officer, and President of the Company since its inception in December 30, 1999. Mr. Goldblatt received a Juris Doctorate from Stanford University School of Law, and has practiced law for the past 20 years. Mr. Goldblatt specializes in the practice of securities law. Mr. Goldblatt is a member of Kodner, Watkins, Muchnick & Dunne ("KWMD"), a law firm in St. Louis, Missouri. Mr. Goldblatt's employment by and legal advice to the Company is outside the course and scope of his employment by KWMD and KWMD disclaims any liability therefore. Mr. Goldblatt is Chairman of the Bar Association of Metropolitan St. Louis Securities Law Committee.

     Lloyd R. Abrams has been the Chairman and Chief Financial Officer of the Company since its inception in December, 1999. Mr. Abrams received a Juris Doctorate from Washington University School of Law, a Masters in Business Administration from Washington University Graduate Business School, and a Bachelors Degree in Civil Engineering from the University of Colorado School of Engineering. Mr. Abrams has been involved in a number of businesses, and sat on the boards of directors of companies both public and private.

     Norman Berger has been a board member of the Company since December 1999. Mr. Berger received a Bachelors Degree from the University of Missouri. Since 1997 Mr. Berger has been the President of Adamson Advertising.

COMPENSATION  OF  DIRECTORS  AND  OFFICERS

     The Company paid no salaries to its officers or directors during 1999. The Company will form a compensation committee to establish the salaries of its executive officers. The compensation committee will consist of Norman Berger who is an outside director of the Company. The compensation committee reviews and evaluates the compensation and benefits of all of the Company's officers, reviews general policy matters relating to compensation and employee benefits and makes recommendations concerning these matters to the board of directors.

The compensation committee also administers the Company's stock options and stock purchase plans. See "Employee Benefits Plans." The audit committee of the board of directors of the Company will consist of Norman Berger who is an outside director of the Company. The audit committee reviews, with the Company's independent auditors, the scope and timing of the auditors' services, the auditors report on the Company's financial statements following completion of the auditors' audit, and the Company's internal accounting and financial control policies and procedures. In addition, the audit committee will make annual recommendations to the board of directors for the appointment of independent auditors for the ensuing year.

ELECTION  AND  COMPENSATION  OF  DIRECTORS

     The Company's certificate of incorporation provides for three directors. At each annual meeting of stockholders, beginning with the 2000 annual meeting, the successors to directors will be elected to serve from the time of election and qualification until the following annual election, and until their successors have been duly elected and qualified, or until their earlier resignation or removal, if any. Current directors receive no compensation for serving as directors; however, they may be reimbursed for expenses they incur in attending meetings of the board or board committees. The Company intends to grant in the future non-qualified stock option to its non-employee directors.

COMPENSATION  COMMITTEE  INTERLOCKS  AND  INSIDER  PARTICIPATION

     None of the directors serves as a member of the board of directors or compensation committee of any other company that has one or more executive officer serving as a member of the Company's board of directors or compensation committee.

FINANCIAL  POSITION

     As seen in the attached audited Financial Statement of IPOConnection.com, Inc., the Company has no current expenses or current revenues. However, it is contemplated that the capital contribution by the officers and directors will adequately finance the Company through the offering period.

LIQUIDITY  AND  CAPITAL  RESOURCES

     Since the inception, the Company's operations have been funded by the Company's founders, and the contribution of their services. In December 1999 the Company sold 1,000 shares of common stock to its founders for $10,000. The Company anticipates that its working capital, along with the additional sale of 3,999,000 shares of common stock to its founders and directors will be sufficient to meet the Company's cash requirements for working capital and capital expenditures through the completion of this offering. Should this offering not close, the Company would alter its expenditures appropriately, such that its currently available funds would be sufficient for the Company to continue as a going concern until the Company was able to raise funds through an alternative means. If additional funds are raised through the issuance of equity, equity related or debt securities, such securities may have rights, preferences or privileges senior to those of the rights of the common stock, and common stockholders may experience additional dilution. The Company cannot be certain that such additional financing will be available on favorable terms, or at all. If additional financing is not available when required, or is not available on acceptable terms, the Company may be unable to continue operations as a going concern. In addition, the Company may be unable to take advantage of business opportunities, or to respond to competitive pressures. Any of these events could harm the Company's financial condition and results of operations.

MANAGEMENT

DIRECTORS  AND  EXECUTIVE  OFFICERS

     Set forth below is certain information regarding the Company's directors and executive officers:

NAME                 AGE  POSITION
-----                ---  --------
L. Steven Goldblatt   46  President, Chief Executive Officer, Assistant Secretary

Lloyd R. Abrams       46  Chairman, Chief Information Officer and Secretary

Norman Berger         50  Director

     L. Steven Goldblatt has been the Chief Executive Officer, and President of the Company since its inception in December 1999. Mr. Goldblatt received a Juris Doctorate from Stanford University School of Law. Mr. Goldblatt is a member in good standing of the Missouri, Illinois and California Bar Associations, admitted to practice in the federal court of those states and admitted to practice to the United States Supreme Court. Mr. Goldblatt specializes in Securities Law and is currently Chairman of the Bar Association of Metropolitan St. Louis Securities Committee. Mr. Goldblatt is licensed with the NASD as a General Securities Representative (Series 7) and General Securities Principal (Series 24). Mr. Goldblatt is registered with the
Company's Investment Banking affiliate, Kenny Securities Corporation, a broker-dealer licensed with the NASD and the SEC.

     Lloyd R. Abrams has been the Vice- President and Chief Information Officer of the Company since its inception in December, 1999. Mr. Abrams received a Juris Doctorate from Washington University School of Law, a Masters in Business Administration from Washington University Graduate Business School, and a Bachelors Degree in Civil Engineering from the University of Colorado School of Engineering. Mr. Abrams has been involved in a number of businesses, and sat on the boards of directors of companies both public and private.

     Norman Berger has been a board member of the Company and Vice-President for Investor Relations since December 1999. Mr. Berger received a Bachelors Degree from the University of Missouri. Since 1997 Mr. Berger has been the President of Adamson Advertising.

DIRECTOR  COMPENSATION

     The Company does not compensate directors for their services as such. See "Transactions with Related Parties."

EXECUTIVE  COMPENSATION

     The following table sets forth certain information concerning the remuneration paid by the Company to each of its officers and to all officers as a group for services rendered in all capacities during the year ended December 31, 1999.

                                                              1999
Name of Individual       Capacities in Which Served           Aggregate Compensation
-----------------------  ---------------------------------    ----------------------

L. Steven Goldblatt      President and Assistant Secretary    None

Lloyd R. Abrams          Chairman, Chief Financial Officer    None
                         and Assistant Secretary

     Upon closing of the offering, each of Messrs. Goldblatt and Abrams will receive a salary of $8,333.33 per month, plus health insurance coverage.

SECURITY  OWNERSHIP

     The following table sets forth certain information regarding beneficial ownership of the Company's common stock as of December 31, 1999, adjusted to reflect the sale of common stock offered hereby, with respect to each director and officer, all directors and officers as a group, and any person who is known to the Company to be the beneficial owner of more than 5 percent of the Company's common stock.

     Percentage of ownership is calculated as required by the Securities and Exchange Commission. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

                                Number of        Percentage       Percentage
                                Shares           Before Offering  After Offering
                                ---------------  ---------------  --------------
L. Steven Goldblatt             2,180,000        45%              36.3%

Lloyd R. Abrams (5)
                                2,180,000        45%              36.3%
9719 Conway Road
St. Louis, MO 63124

Norman Berger                     300,000         6%               5%

Officers and directors as a
Group (3 persons)               4,660,000        96%              77.7%

TRANSACTIONS  WITH  RELATED  PARTIES

SALE  OF  COMMON  STOCK

     The Company issued and sold 1,000,000 shares of common stock to its founders, Mr. Goldblatt and Mr. Abrams, for $.01 per share. Prior to the closing of the offering, the Company will issue and sell 3,900,000 shares to the Messrs. Goldblatt, and Abrams, and Berger, one of the Company's directors for $.01 per share.

EMPLOYMENT  AGREEMENTS

     There are currently no employment agreements with any of the officers or directors of the Company.

PUBLIC  RELATIONS  AND  ADVERTISING  SERVICES

     The Company may, but has no obligation to utilize the services of Adamson Advertising, a St. Louis-based advertising and public relations firm, whose president and principal shareholder is Norman Berger, one of the Company's directors. To the extent the Company utilizes the services of Adamson Advertising, it will pay no more for such services than is reasonably available from similar companies.

--------------------------
(5) Shares listed as held by Lloyd R. Abrams are currently held by Conroad Associates. L.P., as to which Mr. Abrams maintains full voting power.

STOCK  OPTIONS

     There  are  no  stock  options  outstanding  at  this  time.

COMPANY  OFFICES

     The Company's offices are currently located within the offices of Kenny Securities Corporation. The Company has agreed to pay rent to Adamson Advertising on a month-to-month basis at the rate of $100 per month. Either party has the right to terminate the arrangement on 30 days notice.

DESCRIPTION  OF  CAPITAL  STOCK

     Upon completion of the offering, the authorized capital stock will consist of 11,000,000 shares of common stock, $.01 par value per share, of which 6,000,000 shares will be outstanding. There are no shares of preferred stock. The following description of the Company's capital stock and certain provisions of its restated certificate of incorporation, or the certificate of incorporation, and bylaws is a summary and is qualified in its entirety by the provisions of the certificate of incorporation and bylaws, copies of which have been filed as exhibits to this registration statement of which this prospectus is a part.

COMMON  STOCK

     Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders, including the election of directors. Accordingly, holders of a majority of shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election if they choose to do so. The certificate of incorporation does not provide for cumulative voting for the election of directors. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor, and shall be entitled to receive, pro rata, all assets of the Company available for distribution to such holders upon liquidation. Holders of common have no preemptive, subscription or redemption rights.

PREFERRED  STOCK

     The Company may be authorized to issue "blank check" preferred stock, which may be issued from time to time in one or more series upon authorization by the board of directors. The board of directors, without further approval of the stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and, under certain circumstances, make it more difficult for a third party to gain control of the Company, discourage bids for our common stock at a premium or otherwise adversely affect the market price of the Company's common stock. There are currently no plans to issue any preferred stock.

LIMITATION  OF  DIRECTORS'  LIABILITY

     The By-laws of the Company provide that a director of the Company will not be personally liable for monetary damages to the Company or its stockholders for breaches of its fiduciary duty as a director, unless the director acted in bad faith, knowingly or intentionally violated the law, personally gained a financial profit or other advantage to which the director was not entitled, or violated federal securities law.

TRANSFER  AGENT

     Subsequent to the offering the Company intends to use Bank of America as its transfer agent.

SHARES  ELIGIBLE  FOR  FUTURE  SALE

     Upon completion of this offering, the Company will have 6,000,000 shares of common stock outstanding. Of these shares, the 1,100,000 shares offered hereby, will be freely tradable without restriction or further registration under the Securities Act, unless purchased by "affiliates" of the Company as that term is defined in Rule 144 described below. The remaining 4,900,000 shares of common stock outstanding upon closing of the offering are "restricted securities" as that term is defined in Rule 144.

     In general Rule 144, as amended, the beneficial owner of shares for at least one year is entitled to sell in "brokers' transactions" or to market makers, within any three-month period commencing 90 days after the date of this prospectus, a number of shares that do not exceed the greater of (i) one percent of the number of shares of common stock then outstanding, approximately 60,000 shares immediately after completion of this offering; or (ii) generally, the average weekly trading volume in the Company's common stock during the four calendar weeks preceding the required filing of a Form 144 with respect to such sale. Sales under Rule 144 are generally subject to the availability of current public information about the Company. Under Rule 144(k), a person who is not deemed to have been an affiliate of the Company at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell such shares without having to comply with the manner of sale, public information, volume limitation or notice provisions of Rule 144. Under Rule 701, persons who purchase shares upon exercise of options granted prior to the effective date of this offering are entitled to sell such shares 90 days after the effective date of this offering in reliance on Rule 144, without having to comply with the holding period requirements of Rule 144, and in the case of non-affiliates, without having to comply with the public information, volume limitation or notice provisions of Rule 144.

     Following this offering and the expiration of the lockup periods of 180 days for directors, officers and greater than 5% shareholders, the holders of 4,900,000 shares of common stock will have the right to register those shares under the Securities Act of 1933, as amended. The Company will be required to use its best efforts to register these shares if the Company registers any of its common stock for its own account or for the account of other security holders, or to register these shares in a registration statement on Form S-3 when the Company is eligible to use that form, provided that the proposed aggregate price to the public of any offering is at least $500,000. The Company will bear all fees, costs and expenses of the registration, other than underwriting discounts and commissions. Registration of any shares of common stock held by holders with registration rights would result in these shares being freely tradable, without restriction under the Securities Act upon the effective date of the registration.

     Prior to this offering, there has not been any public market for the Company's common stock. Future sales of substantial amounts of common stock in the public market could adversely affect the prevailing market prices and impair the Company's ability to raise capital through the sale of equity securities.

PLAN  OF  DISTRIBUTION

     The Company is offering to sell up to 1,100,000 newly issued shares at a price determined by the market of investors pursuant to a Dutch Auction process. The plan of distribution of the offered shares differs somewhat from traditional underwritten public offering of equity securities.

     The  auction  process  will  proceed  as  follows:

     Prior to the effectiveness of the registration statement relating to this offering, the Company will solicit conditional offers to purchase from prospective investors through the Internet, as well as by traditional means. At least two business days prior to the expected effectiveness of the registration statement, the Company will send e-mails (the confirmation e-mails) to or contact by mail, telephone, voice mail or facsimile potential investors who have submitted conditional offers, advising them that the registration statement for the offering may be declared effective shortly, that a potential investor should carefully consider the conditional offer that they have transmitted by e-mail, or other means accepted by the Company. An affirmative confirmation from potential investors remains valid for a period of five business days from the transmission of the confirmation e-mail, unless subsequently withdrawn by the investor. If the Company anticipates that the registration statement will not be effective within this five-business day period, the Company will send out another confirmation e-mail or contact potential investors approximately two business days prior to the revised time the Company expects the registration statement to be effective. All conditional offers to purchase that are not confirmed prior to the time specified, or it the time is not specified, by the close of the auction, will be deemed withdrawn. A confirmed offer is not binding on a potential investor until the close of the auction.

     After effectiveness, the Company will contact by e-mail, telephone, voice mail or facsimile all offerors who have affirmatively confirmed their condition offers, to notify them the registration statement is effective and the Company can accept the confirmed conditional offer to purchase after the auction has closed and the offering has been priced. The auction will close after the registration statement is effective at a time designated by the Company. Offerors will be able to withdraw their conditional offers between the time of effectiveness of the registration statement and the close of the auction. The actual time at which the auction closes will be determined by the Company based on general market conditions during the period immediately following effectiveness of the registration statement. It is anticipated that the time period between effectiveness and confirmation of a sale will be comparable to the corresponding time period in traditional public offerings. Acceptance of confirmed conditional offers will be communicated by e-mail to the offeror by the Company, unless the potential investor specifies some other means of communication. If the auction is closed and the offering is priced on the same day that the registration becomes effective, notice of effectiveness will be included in the notice of acceptance. The offeror has the right to withdraw the conditional offer by notifying the Company at any time prior to the close of the auction. After the auction is closed and a clearing price is set as described below, the Company will accept the conditional offers to purchase from those offerors with conditional offers to purchase at or above the Clearing Price.

     The public offering price will ultimately be determined by the Company following the close of the auction. The principal factor in establishing the public offering price will be the price per share, or Clearing Price, resulting from the auction that equals the highest price set forth in valid conditional offers at which all of the shares may be sold to potential investors. The public offering price may be lower, but will not be higher, than the Clearing Price. The Clearing Price will always determine the allocation of shares. If the public offering price is below the clearing price, all conditional offers which are below the Clearing Price will be rejected, even if they are higher than the public offering price. If sufficient conditional offers are not received, or the Company does not consider the clearing price to be adequate, the Company will either postpone or cancel the offering, file a post effective amendment and conduct a new auction, or reduce the number of shares in the offering to 500,000.

     To illustrate how the auction process works, imagine the company intends to sell 1,000 shares. If the Company receives ten offers at various prices for 2,000 shares, the Company will organize the offers from highest price offered to lowest price offered. The highest price offers totaling demand for 1,000 shares will be accepted at the lower of the Clearing Price, or the lower public offering price. In this example, if the prices offered ranged from $7.00 per share to $20.00 per share, and the offers at $12.00 per share and above totaled 1,000 shares, the "Clearing Price" would be $12.00 per share. This means that all purchasers would acquire their shares at $12.00 per share, even if an offer was submitted at a higher price. The Company reserves the right to sell the shares at a discount to the Clearing Price, but cannot accept an offer for more than the Clearing Price, but only those offerors submitting offers at, or above, the Clearing Price will purchase shares in the Offering, even if the Company elects to sell the shares below the Clearing Price. The offers at the Clearing Price may be accepted with proportionate reductions if there are not enough shares available for sale to satisfy these offers. All offers for shares above the Clearing Price will be accepted with full allocations.

     Valid conditional offers to purchase are those that meet the requirements, including eligibility, and size. Funds sufficient to satisfy the amount of the offer must have been received by the escrow agent prior to the closing of the auction. No funds will be transferred to the Company until the acceptance of the offer and the subsequent closing of the offering.

     The auction will close on a date estimated and publicly disclosed in advance by the Company on the Company's web site, www.IPOConnection.com. The
                                                     ---------------------
offered shares will be purchased from the Company by the investors who have submitted offers to purchase at, or above, the Clearing Price, and these investors will be notified by e-mail, telephone, voice mail, facsimile, or mail as soon as practicable following the close of the auction that their conditional offers to purchase have been accepted. The number of shares sold to an investor submitting a conditional offer to purchase precisely at the clearing price may be subject to a proportionate reduction. The Company reserves the right to reject offers that it deems manipulative, disruptive or necessary or beneficial to facilitate the orderly completion of the offering, and reserves the right, in exceptional circumstances, to alter this method of allocation, as it deems necessary, to effect a fair and orderly distribution of shares. For example, large orders may be reduced to insure a public distribution and the ability of the Company to satisfy stock exchange listing requirements.

     The Company will not offer, sell, contract to sell, or otherwise dispose of any shares of common stock, or any options or warrants to purchase common stock other than the shares of common stock or option to acquire common stock issued under the Company's stock option plan, for a period of 90 days after the date of this prospectus. Each of our directors, executive officers and holders of 5% or more of our outstanding capital stock has agreed to certain restrictions on their ability to sell, offer, contract or grant any option to sell, pledge, transfer or otherwise dispose of shares of our common stock for a period of 180 days after the date of this prospectus, with the prior written consent of the Company. Each of the holders of less than 5% of the outstanding capital stock has agreed to identical restrictions covering a period of 90 days from the date of this prospectus.

     Prior to the offering, there has been no public market for the Company's common stock. The initial offering price for the common stock will be determined by the process described above and does not necessarily bear any direct relationship to the Company's assets, current earnings, book value, or to any other established criteria of value, although these factors were considered in establishing the initial public offering price range. Other factors considered in determining the initial public offering price range include:

     Market  conditions;

     The  industry  in  which  the  Company  operates;

     The  business  potential  of  the  Company;  and

     The demand for securities in companies creating new Internet business opportunities.

     In the event the Company does not receive offers to purchase at least 1,100,000 shares, the Company reserves the right to lower the minimum number of shares sold in the offering to 500,000 shares. The offering will begin on the date of this prospectus, and continue until all of the shares offered are sold or such earlier date as the Company may close or terminate the offering. The minimum investment for the offering is 100 Shares. The maximum investment, subject to a waiver by the Company, is 50,000 shares, unless otherwise waived by the Company.

     The shares will be offered and sold directly by the Company. No broker or dealer has been retained or is under any obligation to purchase any shares. All funds accompanying offers to purchase Shares will be held in an escrow account at ChaseMellon Financial Services until the close of the offering and acceptance of offers. Funds accompanying offers not accepted by the Company will be refunded by check or wire transfer, pursuant to the directions provided in the offer.

     The expenses of the Offering include the Securities Exchange Commission registration fee, the NASD filing fee, the NASDAQ National Market listing fee, printing expenses, legal fees and expenses, accounting fees and expenses, travel expenses, Blue Sky fees and expenses, transfer agent and registrar fees, and other miscellaneous fees. The Company estimates these fees and expenses will be an aggregate of approximately $150,000, which will be paid entirely by the Company.

     The  Company  intends  to  contact prospective investors by publicizing the offering  through  its web site at www.IPOConnection.com, newspapers, magazines,
                                   ----------------------
and media coverage. All of such publications will invite persons interested in the offering to obtain a copy of the prospectus by contacting the Company. In addition, the Company may contact additional potential investors by direct mail solicitation.

     To subscribe for shares, each prospective investor must complete, date, execute and deliver to the Company a Universal Offer Form, submit an Offer Form through the IPOConnection.com's web site, fax, or mail, and have paid the purchase price of the shares subscribed for by wire transfer or check payable to Bank of America. A copy of the Universal Offer Form is attached as an exhibit at the end of this registration statement.

     The Company reserves the right to reject any subscription in its entirety or to allocate shares among prospective investors. If any subscription is rejected, funds received by the Company for such subscription will be returned to the subscriber without interest or deduction.

     Within five days of its receipt of a subscription agreement accompanied by a check for the purchase price, the Company will send by first class mail a written confirmation to notify the subscriber of the extent, if any, to which such subscription has been accepted by the Company. Not more than thirty days following the mailing of its written confirmation, a subscriber's Common Stock certificate will be mailed by first class mail. The company shall not use the proceeds paid by any investor until the common stock certificate evidencing such investment has been mailed.

     Although the Company's long-term plan for providing liquidity to its shareholders is to develop a public market for its common stock by soliciting securities brokers to become market-makers of the shares, to date the Company has not solicited any such securities brokers. See "Limitations on Transfer of Shares."

VALIDITY  OF  COMMON  STOCK

     The validity of the Common Stock offered hereby will be passed upon for the Company by L. Steven Goldblatt acting in his capacity as general counsel of the Company. Mr. Goldblatt is also the Company's president and chief executive officer as well as a director and significant shareholder. See "Security Ownership"

EXPERTS

     The financial statements of the Company, as of December 31, 1999 included in the registration statement of which this prospectus forms a part have been audited by Rubin, Brown Gornstein, & Company, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

MORE  INFORMATION

     The Company has filed a registration statement on Form S-1 with the Securities and Exchange Commission, or SEC, for the common stock offered in this prospectus. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules thereto. For further information with respect to the Company and its common stock, make reference to the registration statement and to the exhibits and schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. A copy of the registration statement may be inspected by anyone without charge at the SEC's principal office in Washington, D.C., and copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of certain fees prescribed by the SEC. Please call the SEC at 800-SEC-0330 for further information on the operation of the public reference rooms. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the web site is
http://www.sec.gov.  Upon  completion  of  the  offering,  the  Company  will be
         ---------
subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended and, in accordance therewith, will file reports, proxy statements and other information with the SEC.

     The Company intends to furnish its stockholders with annual reports containing financial statements audited by our independent public accountants and quarterly reports for the first three fiscal quarters of each fiscal year containing unaudited interim financial information.

     EXECUTED  under  penalty  of  perjury  this  3rd  day  of  March,  2000.

                                                 IPOConnection.com,  Inc.,
                                                 a  Washington  corporation


                                                 By:  L.  STEVEN  GOLDBLATT
                                                    -----------------------
                                                      L.  STEVEN  GOLDBLATT
                                                      President

                                INDEX TO APPENDIX


1.     Articles  of  Incorporation  of  IPOConnection.com,  Inc.,  as  amended;
2.     Resolution  Authorizing  Registration  of  Shares;
3.     By-laws  of  IPOConnection.com,  Inc.;
4.     Kenny  Securities  Corporation  Investment  Banking  Services  Agreement;
5.     Opinion  of  Counsel.



CONTENTS
-------------------------------------------------
                                             PAGE
INDEPENDENT AUDITORS' REPORT. . . . . . . .     1


FINANCIAL STATEMENTS

Balance Sheet . . . . . . . . . . . . . . .     2

Statements Of Loss And Stockholders' Equity     3

Statement Of Cash Flows . . . . . . . . . .     4

Notes To Financial Statements . . . . . . .     5

                          INDEPENDENT AUDITORS' REPORT


Board  of  Directors
IPO  Connection,  Inc.
(A  Development  Stage  Company)
St  Louis,  Missouri


We have audited the accompanying balance sheet of IPO Connection Inc. (A Development Stage Company) as of December 31, 1999, and the related statements of loss, stockholders' equity and cash flows for the period beginning December 29, 1999 and ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IPO Connection, Inc. (A Development Stage Company) as of December 31, 1999, and the results of its operations and its cash flows for the period then ended, in conformity with generally accepted accounting principles.


                               /S/  Rubin, Brown, Gornstein & Co. LLP
                               --------------------------------------
                               Rubin, Brown, Gornstein & Co. LLP



February  2,  2000

                              IPO CONNECTION, INC.
                          (A DEVELOPMENT STAGE COMPANY)
--------------------------------------------------------------------------------
                                  BALANCE SHEET
                                DECEMBER 31, 1999




                            ASSETS

ASSETS
  Cash and cash equivalents. . . . . . . . . . . . . . . .  $10,002
                                                          ==========




            LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

  Accrued expenses . . . . . . . . . . . . . . . . . . . .  $   195
                                                          ----------



STOCKHOLDERS' EQUITY

  Common stock:

    Authorized 11,000,000 shares of no par value; issued

      and outstanding 10,000 shares. . . . . . . . . . . .   10,000

  Deficit accumulated during the development stage . . . .     (193)
                                                          ----------

      TOTAL STOCKHOLDERS' EQUITY . . . . . . . . . . . . .    9,807
                                                          ----------


                                                            $10,002
                                                          ==========


See  the  accompanying  notes  to  financial  statements.                    F-3

                              IPO CONNECTION, INC.
                          (A DEVELOPMENT STAGE COMPANY)
--------------------------------------------------------------------------------
                   STATEMENTS OF LOSS AND STOCKHOLDERS' EQUITY
                 FOR THE PERIOD BEGINNING DECEMBER 29, 1999 AND
                             ENDED DECEMBER 31, 1999




               STATEMENT OF LOSS





REVENUES

Interest income . . . . . . . . .  $     2





OPERATING EXPENSES. . . . . . . .      195
                                   --------




NET LOSS. . . . . . . . . . . . .  $  (193)
                                   ========






STATEMENT OF STOCKHOLDERS' EQUITY



BALANCE - BEGINNING OF PERIOD . .  $     -



ISSUANCE OF COMMON STOCK. . . . .   10,000



NET LOSS. . . . . . . . . . . . .     (193)
                                   --------


BALANCE - END OF PERIOD . . . . .  $ 9,807
                                   ========


See  the  accompanying  notes  to  financial  statements.                    F-4

                              IPO CONNECTION, INC.
                          (A DEVELOPMENT STAGE COMPANY)
--------------------------------------------------------------------------------
                             STATEMENT OF CASH FLOWS
                 FOR THE PERIOD BEGINNING DECEMBER 29, 1999 AND
                             ENDED DECEMBER 31, 1999




CASH FLOWS FROM OPERATING ACTIVITIES

Net loss. . . . . . . . . . . . . . . . . . . .  $  (193)

Adjustments to reconcile net loss to net cash

provided by operating activities:

Change in assets and liabilities:

Increase in accrued expenses. . . . . . . . . .      195
                                               ----------

NET CASH PROVIDED BY OPERATING ACTIVITIES . . .        2





CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from issuance of common stock. . . . .   10,000
                                               ----------





NET INCREASE IN CASH AND CASH EQUIVALENTS . . .   10,002



CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD        -
                                               ----------


CASH AND CASH EQUIVALENTS - END OF PERIOD . . .  $10,002
                                               ==========


See  the  accompanying  notes  to  financial  statements.                    F-5

                              IPO CONNECTION, INC.
                          (A DEVELOPMENT STAGE COMPANY)
--------------------------------------------------------------------------------
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999







1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ESTIMATES AND ASSUMPTIONS

     Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported expenses.

     CASH AND CASH EQUIVALENTS

     Cash and cash equivalents represent cash and short-term investments with original maturities of three months or less.


2.   OPERATIONS

     IPO Connection, Inc. was formed on December 29, 1999 to provide investment banking services, attempting to take advantage of the cost and marketing efficiencies offered by the internet through its web site "www.IPOConnection.com." In addition to underwriting securities offerings utilizing a Dutch Auction process, IPO Connection, Inc. will offer investor relations services, financing, and investment banking services for private transactions. The Company has been in the development stage since its formation.

                                     AMENDED
                            ARTICLES OF INCORPORATION

                                       OF

                              IPO CONNECTION, INC.

     The undersigned, desiring to form a corporation for profit under the General Corporation Law of Washington 23B.02 RCW, does hereby certify:

     FIRST:  The  name  of  the  corporation  is  IPOConnection.com,  Inc.

     SECOND: The purpose of which the Corporation is formed is to engage in any lawful act or activity for which corporations may be formed under the General Corporation Law of Washington.

     THIRD:     Common  Shares.
                ---------------

     The number of shares which the Corporation is authorized to have outstanding is 11,000,000, as follows:

     11,000,000  common  shares  ("Common  Shares")  without  par  value.

          Section  1.     Voting  Rights.  Each  Common  Share shall entitle the
          -----------     --------------
holder thereof to vote on each matter submitted to a vote of shareholders of the Corporation.

          Section  2.     Dividends.  The  holders  of  Common  Shares  shall be
          -----------     ---------
entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in its sole discretion.

          Section  3.     Liquidation.  Upon  the  dissolution,  liquidation  or
          -----------     -----------
winding up of the Corporation, whether voluntary or involuntary, the assets of the Corporation available for distribution to the holders of Common Shares shall be distributed ratably to all holders of Common Shares.

     FOURTH:     Limitation  of  Directors'  and  Officers'  Liability.
                 -----------------------------------------------------

     Subject to Washington law, the directors and officers of the company will not be personally liable for monetary damages to the Company or its stockholders for breaches of its fiduciary duty as a director or officer, unless the director or officer acted in bad faith, knowingly or intentionally violated the law, personally gained a financial profit or other advantage to which the director or officer was not entitled, or violated federal securities law.

     FIFTH:     Indemnification.
                ---------------

     Subject to Washington law, and subject to the provisions of the foregoing Article, the Corporation agrees to indemnify and hold harmless its officers and directors from any and all manner, nature and extent of loss, damage or harm.

     IN WITNESS WHEREOF, the undersigned has signed these Articles of Incorporation on this 29th day of December, 1999. Effective12-30-99-Amended 2-25-00.


                                        /S/  L.  Steven  Goldblatt, Incorporator
                                        ----------------------------------------
                                        L.  Steven  Goldblatt,  Incorporator

                             IPOCONNECTION.COM, INC.
                    RESOLUTION AUTHORIZING ISSUANCE OF SHARES

     COMES NOW IPOConnection.com, Inc. by way of a regular meeting of the Board of Directors on February 26, 2000 and makes the following resolutions:

     The Board of Directors of the Company authorizes the Company to register One Million, One Hundred Thousand (1,100,000) shares of the Company with the Securities and Exchange Commission by filing a Form S-1 with the Commission and paying all necessary fees. Further the Board of Directors has authorized the filing of Forms U-1 and U-2 with the appropriate regulatory authorities of each state to comply with applicable Blue Sky laws.

     I, Lloyd R. Abrams, Secretary of the Corporation, does hereby certify that the above is a true and correct statement of the resolution unanimously approved by the Board of Directors on February 26, 2000 and affix the corporate seal hereto

DATED:  February  26,  2000.

[SEAL]                              IPOConnection.com,  Inc.


                                    By:  /S/  Lloyd  R.  Abrams
                                       ----------------------
                                         Lloyd  R.  Abrams
                                         Secretary

                                     BYLAWS
                                       OF
                            IPO CONNECTION.COM, INC.


                                    ARTICLE I
                                  SHAREHOLDERS

SECTION  1.  ANNUAL MEETING.  An annual meeting shall be held once each calendar
             --------------
year for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. The annual meeting shall be held at the time and place designated by the Board of Directors from time to time.

SECTION  2.  SPECIAL  MEETINGS.  Special  meetings  of  the  shareholders may be
             -----------------
requested by the President, the Board of Directors, or the holders of a majority of the outstanding voting shares.

SECTION  3.  NOTICE.  Written  notice  of  all  shareholder  meetings  shall  be
             ------
provided under this section or as otherwise required by law. The Notice shall state the place, date, and hour of meeting, and if for a special meeting, the purpose of the meeting. Such notice shall be mailed to all shareholders of record at the address shown on the corporate books, at least 10 days prior to the meeting. Such notice shall be deemed effective when deposited in ordinary U.S. mail, properly addressed, with postage prepaid.

SECTION  4.  PLACE  OF  MEETING.  Shareholders  meetings  shall  be  held at the
             ------------------
corporation's principal place of business unless otherwise stated in the notice.

SECTION  5.  QUORUM.  A  majority  of  the  outstanding  voting  shares, whether
             ------
represented in person or by proxy, shall constitute a quorum at a shareholders meeting. In the absence of a quorum, a majority of the represented shares may adjourn the meeting to another time without further notice. If a quorum is represented at an adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally scheduled. The shareholders present at a meeting represented by a quorum may continue to transact business until adjournment, even if the withdrawal of some shareholders results in representation of less than a quorum.

SECTION  6.  INFORMAL  ACTION.  Any action required to be taken, or which may be
             ----------------
taken, at a shareholders meeting, may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the shareholders who own all of the shares entitled to vote with respect to the subject matter of the vote.

                                   ARTICLE II
                                    DIRECTORS

SECTION 1.  NUMBER OF DIRECTORS.  The corporation shall be managed by a Board of
            -------------------
Directors  consisting  of  3  director(s).

SECTION  2.  ELECTION AND TERM OF OFFICE.  The directors shall be elected at the
             ---------------------------
annual shareholders meeting. Each director shall serve a term of 1 year(s), or until a successor has been elected and qualified.

SECTION  3.  QUORUM.  A  majority  of  directors  shall  constitute  a  quorum.
             ------

SECTION  4.  ADVERSE  INTEREST.  In  the  determination  of  a  quorum  of  the
             -----------------
directors, or in voting, the adverse interest of a director shall not disqualify the director or invalidate his or her vote.

SECTION  5.  REGULAR  MEETING.  An annual meeting shall be held, without notice,
             ----------------
immediately following and at the same place as the annual meeting of the shareholders. The Board of Directors may provide, by resolution, for additional regular meetings without notice other than the notice provided by the resolution.

SECTION  6.  SPECIAL  MEETING.  Special  meetings  may  be  requested  by  the
             ----------------
President, Vice-President, Secretary, or any two directors by providing five days' written notice by ordinary United States mail, effective when mailed.

SECTION  7.  INFORMAL  ACTION.  Any  action required to be taken at a meeting of
             ----------------
directors, or any action which may be taken at a meeting of directors or of a committee of directors, may be taken without a meeting if a consent in writing setting forth the action so taken, is signed by all of the directors or all of the members of the committee of directors, as the case may be.

SECTION  8.  REMOVAL  / VACANCIES.  A director shall be subject to removal, with
             --------------------
or without cause, at a meeting of the shareholders called for that purpose. Any vacancy that occurs on the Board of Directors, whether by death, resignation, removal or any other cause, may be filled by the remaining directors. A director elected to fill a vacancy shall serve the remaining term of his or her predecessor, or until a successor has been elected and qualified.

SECTION  9.  COMMITTEES.  To the extent permitted by law, the Board of Directors
             ----------
may appoint from its members a committee or committees, temporary or permanent, and designate the duties, powers and authorities of such committees.

                                   ARTICLE III
                                    OFFICERS

SECTION  1.  NUMBER  OF  OFFICERS.  The  officers  of the corporation shall be a
             --------------------
President, one or more Vice-Presidents (as determined by the Board of Directors), a Secretary, and a Treasurer. Two or more offices may be held by one person.

SECTION 2.  ELECTION AND TERM OF OFFICE.  The officers shall be elected annually
            ---------------------------
by the Board of Directors at the first meeting of the Board of Directors following the annual meeting of the shareholders. Each officer shall serve a one year term or until a successor has been elected and qualified.

SECTION  3.  REMOVAL OR VACANCY.  The Board of Directors shall have the power to
             ------------------
remove an officer or agent of the corporation. Any vacancy that occurs for any reason may be filled by the Board of Directors.


                                   ARTICLE IV
                    CORPORATE SEAL, EXECUTION OF INSTRUMENTS

The corporation shall not have a corporate seal. All instruments that are executed on behalf of the corporation which are acknowledged and which affect an interest in real estate shall be executed by the President or any Vice-President and the Secretary or Treasurer. All other instruments executed by the corporation, including a release of mortgage or lien, may be executed by the President or any Vice-President. Notwithstanding the preceding provisions of this section, any written instrument may be executed by any officer(s) or agent(s) that are specifically designated by resolution of the Board of Directors.


                                    ARTICLE V
                               AMENDMENT TO BYLAWS

The bylaws may be amended, altered, or repealed by the Board of Directors or the shareholders by a majority of a quorum vote at any regular or special meeting; provided however, that the shareholders may from time to time specify particular provisions of the bylaws which shall not be amended or repealed by the Board of Directors.


                                   ARTICLE VI
                                 INDEMNIFICATION

Any director or officer who is involved in litigation by reason of his or her position as a director or officer of this corporation shall be indemnified and held harmless by the corporation to the fullest extent authorized by law as it now exists or may subsequently be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights).

                                  CERTIFICATION

I certify that the foregoing is a true and correct copy of the bylaws of the above-named corporation, duly adopted by the incorporator(s) on February 25, 2000.



                              /S/  Lloyd  Abrams,  Secretary
                              ------------------------------
                              Lloyd  Abrams,  Secretary

                      FINAL CHECKLIST FOR CORPORATE BYLAWS
                          FOR: IPO CONNECTION.COM, INC.
                                 MARCH 02, 2000

MAKE  IT  LEGAL
---------------

_____ When the Bylaws have been completed the bylaws should be signed by the corporate secretary who is elected by the initial directors (or the incorporator(s)). The bylaws should be dated and signed after the initial directors (or incorporator(s)) have considered and approved the content of the bylaws.

COPIES
------

     ____ The original signed bylaws should be placed into the corporate records book, which can be simply a 3-ring notebook designated for that purpose.


     _____ A copy of this document should be kept off-sight in a safe location.

OTHER  INFORMATION
------------------

* The corporation begins its existence when the Secretary of State files the Articles. Adopting bylaws is also necessary. However, there is an additional step which must be taken to complete the organization: An "organizational meeting" of the incorporators (or the initial directors, if they were named in the Articles) must be held. Alternatively, such incorporators (or initial directors, if named) can sign an "Organizational Consent" without a meeting.

REASONS  TO  UPDATE
-------------------

*   Change  or  correct  a  provision  in  the  bylaws  before they are adopted.

*   Update  or  correct  the  location  analysis.

                               OPINION OF COUNSEL


     The undersigned has reviewed all matters in connection with the incorporation of IPOConnection.com and registration of the company under the Securities Act of 1933 including the exhibits filed herein. The corporation is in good standing in the State of Washington. The articles of incorporation, bylaws, and minutes of the company comply in all respects with the laws of the State of Washington its place of incorporation.

     The Board of Directors of the Company has authorized the company to register One Million, One Hundred Thousand (1,100,000) shares of the company with the Securities and Exchange Commission by filing a Form S-1 with the Commission and paying all necessary fees. Further the Board of Directors has authorized the filing of Forms U-1 and U-2 with the appropriate regulatory authorities of each state to comply with applicable Blue Sky laws.

     Further the undersigned has reviewed the Registration Statement and the attachments thereto and finds that all are in compliance with the Securities Act of 1933 and the regulations and rules promulgated thereby.

     By expressing the foregoing opinions concerning the legal status of the Corporation and Registration Statement, the undersigned is expressing no opinion as to the merits of the offering, its suitability as an investment or making any recommendation to purchase such securities.

     DATED  this  3rd  day  of  March,  2000  at  St.  Louis,  Missouri.



                              /S/  L.  STEVEN  GOLDBLATT
                              --------------------------
                              L.  STEVEN  GOLDBLATT
                              Attorney  at  Law
                              IPOConnection.com,  President